UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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FLEXSTEEL INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLEXSTEEL INDUSTRIES, INC.
 P.O. Box 877
Dubuque, Iowa 52004-0877

October 22, 2010

Office of the Chairman of the Board

Dear Shareholder:

          You are cordially invited to attend the Annual Shareholders’ Meeting on Monday, December 6, 2010, at 2:00 p.m. We sincerely want you to come, and we welcome this opportunity to meet with those of you who find it convenient to attend.

          Time will be provided for shareholder questions regarding the affairs of the Company and for discussion of the business to be considered at the meeting as explained in the notice and proxy statement which follow. Directors and other Company executives expect to be available to talk individually with shareholders after the meeting. No admission tickets or other credentials are currently required for attendance at the meeting, but we may request to see some identification to establish that you are a shareholder of the Company.

          The formal notice of the meeting and proxy statement follow. I hope that after reading them you will sign, date and mail the proxy card, whether you plan to attend in person or not, to assure that your shares will be represented.

Sincerely,

L. Bruce Boylen
Chairman of the Board

Record Date:	October 8, 2010

Date of Meeting:	December 6, 2010

Time:	2:00 p.m.

Place:	Hilton Minneapolis
1001 Marquette Avenue
Minneapolis, MN 55403

IMPORTANT

Whether you own one share or many, each shareholder is urged to vote, date, sign and return the enclosed proxy in the envelope provided which requires no postage if mailed in the United States.

(This page has been left blank intentionally.)

FLEXSTEEL INDUSTRIES, INC.
P.O. Box 877
Dubuque, Iowa 52004-0877

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 6, 2010

TO THE SHAREHOLDERS:

          The Annual Meeting of Shareholders of Flexsteel Industries, Inc. will be held at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on Monday, December 6, 2010 at 2:00 p.m. for the following purposes:

1.

To elect three (3) Class III Directors to serve until the year 2013 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal or termination.

2.	To consider a proposal to amend Article IV of the 1983 Restated Articles of Incorporation regarding authorized capital.

3.	To consider a proposal to amend Article V of the 1983 Restated Articles of Incorporation regarding notice of nominations to the Board of Directors and indemnification.

4.	To consider a proposal to delete Article VII of the 1983 Restated Articles of Incorporation regarding actions requiring shareholder approval.

5.

To consider a proposal to delete Article IX of the 1983 Restated Articles of Incorporation regarding actions authorized to be taken by the Board of Directors without shareholder approval and certain other actions.

6.	To consider a proposal to authorize the Board of Directors to act by less than unanimous written consent when permitted by law.

7.

To consider a proposal to amend and restate the 1983 Restated Articles of Incorporation to make certain other changes to conform the Company’s Articles of Incorporation to the Minnesota Business Corporation Act.

8.	To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

          October 8, 2010 has been fixed as the record date for the determination of common shareholders entitled to notice of, and to vote at, the meeting. Only holders of record at the close of business on that date will be entitled to vote at the meeting or any adjournments or postponements of the meeting.

          Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and return it promptly in the enclosed envelope which requires no additional postage if mailed in the United States. If you attend the meeting, you may vote your shares in person even though you have previously signed and returned your proxy. Voting by ballot at the meeting cancels any proxy previously returned.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy E. Hall
Secretary

October 22, 2010

PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY

FLEXSTEEL INDUSTRIES, INC.
P.O. Box 877
Dubuque, Iowa 52004-0877

PROXY STATEMENT
Annual Meeting of Shareholders to be Held

December 6, 2010

          This proxy statement and the accompanying proxy is solicited on behalf of the Board of Directors, referred to as the Board, of Flexsteel Industries, Inc., referred to as the Company or Flexsteel, to be used at the Annual Meeting of Shareholders to be held on Monday, December 6, 2010, and any adjournments or postponements of the meeting, for the purposes set forth in the notice of meeting accompanying this proxy statement.

          The mailing address of the corporate office and principal executive office of the Company is P.O. Box 877, Dubuque, IA 52004-0877. The approximate date on which this proxy statement and accompanying proxy card are first being mailed to shareholders is October 22, 2010.

PROXIES AND VOTING

          Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement has the unconditional right to revoke the proxy at any time prior to its use at the meeting. A shareholder can change his or her proxy or vote in one of three ways:

•	send a signed notice of revocation to our Secretary to revoke the previously given proxy;

•	send a completed proxy card bearing a later date than the previously given proxy to our Secretary indicating the change in your vote; or

•

attend the meeting and vote in person, which will automatically cancel any proxy previously given, or the shareholder may revoke his or her proxy in person, but a shareholder’s attendance at the meeting alone will not revoke any proxy that the shareholder has previously given.

          If a shareholder chooses either of the first two methods, the shareholder must take the described action no later than the beginning of the meeting. Once voting on a particular matter is completed at the meeting, a shareholder will not be able to revoke his or her proxy or to change his or her vote as to that matter. Unless a shareholder’s proxy is so revoked or changed, the shares of common stock represented by each proxy received by the Company will be voted at the meeting and at any adjournments or postponements of the meeting. If a shareholder’s shares of common stock are held in street name by a broker, bank or other financial institution, such shareholder must contact them to change his or her vote. Execution of the proxy will in no way affect a shareholder’s right to attend the meeting and vote in person. If a shareholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, it will be voted FOR the election of Jeffrey T. Bertsch, Lynn J. Davis and Eric S. Rangen as Class III Directors (Proposal I) and for the approval of Proposals II-VII. Each of the above named director nominees have been previously elected by the shareholders.

          As of the close of business on October 8, 2010, the record date for determining shareholders entitled to notice of, and to vote at, the meeting, the Company had 6,688,835 outstanding shares of common stock, par value $1.00 per share, which is the only class of the Company’s capital stock entitled to vote at the meeting. Each share of common stock issued and outstanding as of the record date is entitled to one vote upon each matter to be presented at the meeting, and cumulative voting for directors is not permitted. A quorum, consisting of a majority of the outstanding shares of common stock entitled to vote at the meeting, must be present in person or represented by proxy before action may be taken at the meeting.

          Votes cast by proxy or in person will be counted by the inspector of election appointed for the meeting who will be present at the meeting. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of the director nominees named in this proxy statement. For Proposal No. I, the election of Class III Directors, the three nominees that receive the highest number of “FOR” votes will be elected. For the other Proposals, the affirmative vote of the holders of two-thirds of the shares of common stock represented in person or proxy and entitled to vote will be required for approval. A “WITHHELD” vote will be counted for purposes of determining whether there is a quorum, but will not be voted in favor of the nominee with respect to whom authority has been withheld. A proxy voted “ABSTAIN” with respect to Proposal Nos. II, III, IV, V, VI and VII will not be voted, although it will be considered present and entitled to vote, and thus has the same effect as a negative vote. A broker non-vote is treated as present for purposes of determining a quorum, but will not be counted as shares entitled to vote and will have no effect on the result of the vote.

          While the Board knows of no other matter to be presented at the meeting or any adjournment or postponement of the meeting, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxies.

EXPENSE OF SOLICITATION

          The cost of the solicitation of proxies on behalf of the Board will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, the officers or employees of the Company and others may solicit proxies, either personally, by telephone, by special letter, or by other forms of communication. The Company will also make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and will reimburse them for reasonable expenses in so doing. Officers and employees of the Company will not receive additional compensation in connection with the solicitation of proxies.

PROPOSAL I

ELECTION OF DIRECTORS

          Our Restated Articles of Incorporation, as amended, permit the election of thirteen Directors. The Board currently consists of ten persons divided into three classes. At this time, the Board has determined to maintain the size of the Board at ten members. At each Annual Meeting the terms of one class of Directors expire and persons are elected to that class for terms of three years or until their respective successors are duly qualified and elected or until their earlier resignation, removal or termination. The Nominating & Compensation Committee believes that, as a group, the nominees below bring a diverse range of backgrounds, experiences and perspectives to the Board’s deliberations.

          Set forth below is information with respect to all Board members, including the nominees, their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion that they are qualified to serve as a director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, their period of service as a Flexsteel director and their age.

          The Board of Directors believes that the directors listed below come from a wide variety of business backgrounds and the majority are independent, possess highly ethical standards, uncompromising integrity and operate in the best interest of the shareholders.

DIRECTORS WHOSE TERMS EXPIRE AT THE 2010 ANNUAL MEETING,
CLASS III

Jeffrey T. Bertsch Age 55 Director since 1997	Senior Vice President Corporate Services, 1989 to present, Flexsteel Industries, Inc.; Director, American Trust and Savings Bank (an Iowa bank).

Mr. Bertsch provides insight and perspective on operations, finance, supply- chain management and Flexsteel culture.

Lynn J. Davis Age 63 Director since 1999

Retired President and Chief Operating Officer, 2005 to 2006, August Technology (a public supplier of inspection equipment for microelectronic industry); Partner, 2002 to 2005, Tate Capital Partners (private investment firm); President, 2001, ADC Telecommunications, Inc. (a public supplier of network infrastructure products and services); Director, Automated Quality Technologies, Inc. (manufacturer of non-contact measurement equipment); Director, Superconductor Technologies, Inc. (a public manufacturer of wireless communication infrastructure).

Mr. Davis brings a wide range of experience to our Board through his service in various management roles and as an independent director. Mr. Davis brings experience in finance, general management, human resources, marketing, sales and manufacturing.

Mr. Davis is a member of the Audit and Ethics Committee and the Nominating and Compensation Committee. The Board has determined that he is an “audit committee financial expert” as defined by SEC rules.

Eric S. Rangen Age 53 Director since 2002

Senior Vice President and Chief Accounting Officer, 2006 to present, UnitedHealth Group (a public diversified health and well-being company); Executive Vice President and Chief Financial Officer, 2001 to 2006, Alliant Techsystems Inc. (a public advanced weapons and space systems company); Partner 1994 to 2001, Deloitte & Touche LLP (an accounting firm); Director, Global Defense Technology & Systems, Inc. (a public intelligence services company).

Mr. Rangen brings experience in finance, general management, and human resources to our Board.

Mr. Rangen is Chair of the Audit and Ethics Committee and a member of the Nominating and Compensation Committee. The Board has determined that he is an “audit committee financial expert” as defined by SEC rules.

DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE
AT THE 2011 ANNUAL MEETING,
CLASS I

Thomas E. Holloran Age 80 Director since 1971	Professor Emeritus, College of Business, Senior Distinguished Fellow, School of Law, University of St. Thomas, St. Paul; former Director, Medtronic, Inc. (a medical device company).

Mr. Holloran has served nearly forty years on our Board. Mr. Holloran brings expertise in business and law to our Board and Flexsteel culture.

Mr. Holloran is a member and former Chair of the Audit & Ethics Committee and a member of the Nominating & Compensation Committee.

L. Bruce Boylen Age 77 Director since 1993	Retired Vice President, Fleetwood Enterprises, Inc. (a public manufacturer of recreational vehicles and manufactured homes); Chairman of the Board, Flexsteel Industries, Inc., 2000 to present.

Mr. Boylen brings experience in finance, sales, marketing, manufacturing, human resources and operations to our Board and Flexsteel culture.

Ronald J. Klosterman Age 62 Director since 2005

Chief Executive Officer, 2006 to present; President, 2005 to present; Chief Operating Officer, 2005 to 2006; Director of Operations, 2004 to 2005; Executive Vice President and Chief Financial Officer, 1995 to 2005, Flexsteel Industries, Inc.; Director, EDSB (an Iowa bank); Director, Iowa Health System (network of hospitals in Iowa and Illinois).

Mr. Klosterman serves as the leader of Flexsteel and brings in-depth knowledge of Flexsteel’s business and culture and experience in finance, human resources, operations, manufacturing, and management to our Board and Flexsteel culture.

DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE
AT THE 2012 ANNUAL MEETING,
CLASS II

James R. Richardson Age 66 Director since 1990	Senior Vice President Sales and Marketing, 1994 to present, Flexsteel Industries, Inc.

Mr. Richardson brings knowledge of our supply-chain, human resources and marketing to the Board and Flexsteel culture.

Patrick M. Crahan Age 62 Director since 1997

Senior Vice President Commercial Seating, 2003 to present, Flexsteel Industries, Inc.; Trustee, University of Dubuque; Trustee, Dubuque Racing Association (not-for profit gaming); Director, Dubuque Bank and Trust Company (an Iowa bank).

Mr. Crahan brings experience in operations, manufacturing, sales, finance, human resources and general management to our Board and Flexsteel culture.

Robert E. Deignan Age 71 Director since 2001	Senior Counsel, Baker & McKenzie LLP (law firm). Mr. Deignan brings expertise in legal matters and general management to our Board.

Mr. Deignan is a member and former Chair of the Nominating & Compensation Committee and a member of the Audit & Ethics Committee.

Mary C. Bottie Age 51 Director since 2003	Retired Vice President of Marketing and General Management, Motorola, Inc. (a public integrated communications and embedded electronic solutions company).

Ms. Bottie brings expertise in marketing, general management, human resources, operations, and sales to our Board.

Ms. Bottie is Chair of the Nominating and Compensation Committee and a member of the Audit & Ethics Committee.

          The Board has nominated, based on the recommendation of the Nominating and Compensation Committee, Jeffrey T. Bertsch, Lynn J. Davis and Eric S. Rangen for election as Class III Directors of the Company. The Class III Directors’ next term expires at the 2013 Annual Meeting or upon their respective successors being elected and qualified or until their earlier resignation, removal or termination. It is the intention of the proxies named herein to vote FOR these nominees unless otherwise directed in the proxy. All of the nominees have been previously elected by the shareholders.

          All nominees named above have consented to serve as Directors if elected. In the event that any of the nominees should fail to stand for election, the persons named as proxy in the enclosed form of proxy intend to vote for substitute nominees as may be selected by the Board. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

          The Board recommends a vote for its Director nominees named in this proxy statement. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

PROPOSALS II, III, IV, V, VI AND VII – APPROVAL OF AMENDMENTS
TO THE 1983 RESTATED ARTICLES OF INCORPORATION.

          Our Board, as part of an effort to modernize and conform to Minnesota law our Articles of Incorporation, has unanimously adopted and now recommends shareholder approval of six proposals to amend our 1983 Restated Articles of Incorporation.

          The following summary of the proposed amendments may not contain all the information that is important to you. The complete text of the proposed amended and restated Articles reflecting the amendments proposed in this Proxy Statement is set forth in Appendix A. This summary is qualified in its entirety to the text of the proposed Amended and Restated Articles in Appendix A, which you are urged to read in its entirety. The Company reserves the right to not implement any particular Proposal adopted by the shareholders in the event one or more of the other proposals is not adopted.

PROPOSAL II

APPROVAL OF AMENDMENT TO ARTICLE IV OF OUR 1983 RESTATED
ARTICLES OF INCORPORATION REGARDING AUTHORIZED CAPITAL.

          The Company is proposing an amendment to its 1983 Restated Articles of Incorporation to eliminate the specifically designated shares of preferred stock but reserve the right to the Board the authority to establish more than one class or series of shares and to fix the relative rights and preferences of any such different class or series.

          The Company currently has authorized 15,000,000 shares of common stock, $1 par value, 60,000 cumulative preferred shares, $50 par value, and 700,000 preferred shares, $1 par value. There are no preferred shares currently outstanding.

          The Board believes it is in the best interest of the Company to modify its capital structure and cancel the authorized preferred stock. This would result in the articles authorizing a total of 15,000,000 shares, of which there are 6,688,835 shares of common stock issued and outstanding as of October 8, 2010. The unissued shares would be available to issue as common stock or as preferred stock. This Proposal II will provide the Board significant flexibility to designate rights, voting power and preferences of preferred stock. The Board has no plans to issue preferred stock.

          The authority of the Board to issue additional shares of common or preferred stock may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various transactions. For example, the Board could authorize preferred stock and issue it to another person or entity to make it more difficult for another entity to obtain control of the Company. Presently the Board has no intention of issuing additional shares for such purposes and has no knowledge of any takeover efforts.

          An affirmative vote of 2/3 of the voting power of the shares present and entitled to vote is required to approve this Proposal Number II.

          The Board recommends a vote FOR Proposal II.

PROPOSAL III

APPROVAL OF AMENDMENT TO ARTICLE V OF THE 1983 RESTATED
ARTICLES OF INCORPORATION REGARDING NOTICE OF NOMINATIONS TO
THE BOARD OF DIRECTORS AND INDEMNIFICATION

          Article V of the 1983 Restated Articles of Incorporation includes a provision regarding a procedure for shareholders to make nominations for the election of directors and the timing for shareholders to make such nominations. The 1983 Restated Articles of Incorporation currently provide that any nomination not intended to be included in proxy materials must be delivered to the Secretary of the Company not less than 18 days and no more that 50 days prior to the day of any meeting of shareholders called for the election of directors. The rules relating to nomination of directors are commonly included in a company’s bylaws and amendments permitted to be made with Board approval. The Board believes it is in the best interest of the Company to delete the nomination notice provisions from the Articles and place them in the bylaws to enable the Board to respond to changes in laws and regulations on a timely basis. The Board further believes that it has the best interest of the Company to, in general, require not less than 90 days’ notice of any nomination before an annual meeting, to provide the Company with sufficient time to respond, if necessary, in the proxy materials. The Board intends to amend the Company’s bylaws accordingly if this Proposal III is approved.

          Article V also includes limitation on the maximum aggregate amount of indemnification payable to all persons eligible for indemnification to $5,000,000 in 1987 constant dollars or approximately $10,500,000 in 2010 dollars over and above all insurance amounts paid. The Board of Directors believes that this provision is not consistent with the current practice for public companies and could negatively affect the ability of the Company to attract and retain qualified directors. The proposed amendment would eliminate any limitation in the Articles of Incorporation on indemnity payable to eligible persons and the Board intends to adopt language in its bylaws which would provide that the eligible persons would be entitled to indemnification to the full extent provided by Minnesota Business Corporation Act if this Proposal III is approved.

          An affirmative vote of 2/3 of the voting power of the shares present and entitled to vote is required to approve this Proposal Number III.

          The Board recommends a vote FOR Proposal III.

PROPOSAL IV

APPROVAL OF AMENDMENT TO DELETE ARTICLE VII OF THE
1983 RESTATED ARTICLES OF INCORPORATION REGARDING ACTIONS
REQUIRING SHAREHOLDER APPROVAL

          Article VII sets forth a list of actions that the Board of Directors can take only with the approval of two-thirds of the voting power of the shares present and entitled to vote except for certain actions where the Board determines the action is in the “course of business” of the Company. This Article is unusual and differs substantially from the Minnesota Business Corporation Act. This Article is unnecessary because the shareholder protections it was designed to provide are substantially set forth in the Minnesota Business Corporation Act. For example the Minnesota Business Corporation requires the approval of the majority of all outstanding shares for a merger of the Company into another entity and for the sale of “substantially all” of the assets of the Company. In addition, the required two-thirds of the voting power of the shares present and entitled to vote as now set forth in the 1983 Restated Articles of Incorporation may not meet the current Minnesota law requirement of a majority of all shares outstanding for approval of certain matters. The Board believes it is in the Company’s best interest to delete Article VII in its entirety as it is no longer necessary and it is in part inconsistent with the Minnesota Business Corporation Act.

          An affirmative vote of 2/3 of the voting power of the shares present and entitled to vote is required to approve this Proposal Number IV.

          The Board recommends a vote FOR Proposal IV.

PROPOSAL V

APPROVAL OF AMENDMENT TO DELETE ARTICLE IX OF THE
1983 RESTATED ARTICLES OF INCORPORATION REGARDING ACTIONS
AUTHORIZED TO BE TAKEN BY THE BOARD OF DIRECTORS
WITHOUT SHAREHOLDER APPROVAL

          Article IX sets forth a list of actions that the Board may take without prior shareholder approval. Article IX specifically provides that its language is not in limitation of the powers conferred by statute. The Minnesota Business Corporation Act provides general authority to the Board to manage the business and affairs of a corporation, and accordingly the grant of authority by this Article is unnecessary. The deletion of this Article would also remove the provision that two-thirds of the voting power of the shares present and entitled to vote is required for shareholders to amend the bylaws. Removing this provision results in default to the statutory requirement that the bylaws can be amended by a majority of the voting power present and entitled to vote. The Board believes there is no reason for such a voting requirement in excess of the general requirement under the Minnesota Business Corporation Act.

          The deletion of Article IX also deletes the requirement that any motion to make, alter or rescind a bylaw provision must be delivered to the Secretary of the Company not less than 18 days and no more than 50 days prior to the day of any meeting of shareholders. The Board believes it is in the best interest of the Company to delete the notice provisions for amending the bylaws from the Articles and place notice requirements in the bylaws. The Board further believes that it is in the best interest of the Company to in general require not less than 90 days notice of any nomination before a shareholder meeting for such purpose, to provide the Company with sufficient time to respond, if necessary, in the proxy materials. The Board intends to amend the Company’s bylaws accordingly, if this Proposal V is approved.

          The deletion of this Article IX removes the anti-greenmail provision which is in conflict with the Minnesota Business Corporation Act.

          An affirmative vote of 2/3 of the voting power of the shares present and entitled to vote is required to approve this Proposal Number V.

          The Board recommends a vote FOR Proposal V.

PROPOSAL VI

APPROVAL OF AMENDMENT TO AUTHORIZE THE
BOARD OF DIRECTORS TO ACT BY LESS THAN UNANIMOUS WRITTEN
CONSENT WHEN PERMITTED BY LAW

          The Minnesota Business Corporation Act permits the written action by unanimous written action even if not permitted by a company’s articles of incorporation. The Board believes it is in the best interest of the Company that for actions that do not require shareholder approval, the Board may act by written action by the number of directors required to take the same action at a meeting at which all directors were present. The adoption of this language is designed to provide flexibility to the Board so that it can act by written consent in addition to the traditional in-person meeting or a meeting by remote communication. This would allow the Board to take an action on an expedited basis when obtaining a unanimous written action is not possible.

          An affirmative vote of 2/3 of the voting power of the shares present and entitled to vote is required to approve this Proposal Number VI.

          The Board recommends a vote FOR Proposal VI.

PROPOSAL VII

APPROVAL TO AMEND AND RESTATE THE 1983 RESTATED
ARTICLES OF INCORPORATION TO MAKE CERTAIN OTHER CHANGES TO
CONFORM THE COMPANY’S ARTICLES OF INCORPORATION TO THE
MINNESOTA BUSINESS CORPORATION ACT.

          In addition to the proposed amendments to the 1983 Restated Articles of Incorporation described in Proposals II, III, IV, V and VI, the Board recommends shareholder approval of a proposal to amend and restate our 1983 Restated Articles of Incorporation to integrate all of the amendments approved by the shareholders at the Annual Meeting into one document and to make such further amendments necessary to simplify the Articles of Incorporation, to correct various cross-references, to remove outdated and inconsistent language and replace it with language consistent and not in conflict with the Minnesota Business Corporation Act and to renumber and reformat the Articles of Incorporation. Reference is made to the proposed Amended and Restated Articles set forth as Appendix A hereto, which reflects all of the amendments proposed in this Proxy Statement.

          An affirmative vote of 2/3 of the voting power of the shares present and entitled to vote is required to approve this Proposal Number VII.

          The Board recommends a vote FOR Proposal VII.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth the cash and non-cash compensation for the last two fiscal years awarded to or earned by (i) the individual that served as our principal executive officer (“Chief Executive Officer”) during our fiscal year ended June 30, 2010, referred to as fiscal 2010; (ii) our two most highly compensated individuals who served as executive officers of Flexsteel other than our Chief Executive Officer at the end of fiscal 2010. The Chief Executive Officer and the two executive officers named below are collectively referred to in this proxy statement as the named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)		Total ($)
Ronald J. Klosterman	2010	477,600	169,260	41,000	305,670		215,875	(5)	1,209,405
Chief Executive Officer	2009	470,100	169,260	12,900	—	(4)	143,249	(5)	795,509

James R. Richardson	2010	299,250	53,460	24,600	163,040		71,758	(5)	612,108
Senior Vice President Marketing	2009	297,000	53,460	8,600	—	(4)	78,537	(5)	437,597

Donald D. Dreher	2010	382,200	—	24,600	162,370		34,400	(6)	603,570
President and Chief Executive Officer of DMI Furniture, Inc.	2009	379,200	—	8,600	—	(4)	32,036	(6)	419,836

(1)

The amounts shown represent the potential three-year performance stock awards granted under the 2007 Long-Term Management Incentive Plan during each fiscal year. No shares will be issued unless the minimum specific performance goals set by the Nominating & Compensation Committee are met. The 2010 three-year performance period is July 1, 2009 – June 30, 2012. The 2009 three-year performance period is July 1, 2008 – June 30, 2011. Shares earned, if any, will be issued following each respective three-year performance period. The amounts shown reflect the grant date fair value of the awards assuming achievement of the at target performance goals. The maximum share award value that could be issued for each of 2010 and 2009 for Mr. Klosterman is $270,830 and for Mr. Richardson is $85,560.

(2)

The amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 used in calculating the stock option award amount may be found in Note 8 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

(3)	The amounts shown represent the cash bonuses earned under the Company’s annual incentive program.

(4)

In June 2008, the Nominating and Compensation Committee established the targets for the Company’s Executive Officers’ annual incentive awards. At the end of fiscal year 2009, it was determined that the target for free cash flow was exceeded and the Executive Officers as a group were eligible to receive $306,000 in cash bonuses. The Executive Officers believed that it was inappropriate to receive any cash bonuses for fiscal year 2009 due to the overall actions taken in response to the dramatic economic downturn. These actions included closing facilities, significant employee terminations, salary deferrals and a reduction in the dividend payments to shareholders. The Company experienced significant declines in revenue, operating results were near breakeven and the Company recorded a net loss. As many of the factors affecting fiscal year 2009 could not have been anticipated when the targets were established, the Nominating and Compensation Committee concurred with the recommendation of the Executive Officers and no cash bonuses were awarded or paid for fiscal year 2009.

(5)

Includes for the named executive officer indicated amounts paid or accrued for the following perquisites and personal benefits: car allowance or company-provided car, tax planning services, country club dues, supplemental health insurance, furniture program, company retirement plan contributions and matching contributions to our 401(k) plan. The amounts of our contribution to the senior officer supplemental retirement plan for 2010 and 2009 for Mr. Klosterman were $151,000 and $93,000, respectively and for Mr. Richardson were $61,000 and $31,000, respectively.

(6)

Includes for the named executive officer indicated amounts paid for the following perquisites and personal benefits: car allowance, tax planning services, country club dues, supplemental health insurance and matching contributions to the Company’s 401(k) plan.

          Annual Incentive Program. The plan is structured as an annual cash payment tied to the achievement of Company objectives during the fiscal year. The incentive award levels are expressed as a percentage of the named executive officer’s salary ranging from 40% to 75% based on the individual’s responsibility level. The objectives for fiscal year 2010 for each of the named executive officers, including weighting for each objective, were (i) Mr. Klosterman—60% diluted earnings per share, 20% net sales, and 20% free cash flow; (ii) Mr. Richardson—30% diluted earnings per share, 10% net sales, 10% free cash flow, and 50% related to individual goals; and (iii) Mr. Dreher—20% diluted earnings per share, 10% net sales, 10% free cash flow, and 60% related to individual goals.

          2007 Long-Term Management Incentive Compensation Plan. The plan provides for shares of common stock and cash to be awarded to officers and key employees based on performance targets set by the Nominating and Compensation Committee of the Board. The Company’s shareholders approved 500,000 shares to be issued under the plan. No shares have been issued as of June 30, 2010. The committee selected consolidated operating results for organic net sales (weighted 20%) and fully-diluted earnings per share (weighted 80%) for the three-year performance periods beginning July 1, 2008 and ending on June 30, 2011, beginning July 1, 2009 and ending on June 30, 2012, and beginning July 1, 2010 and ending on June 30, 2013. The Committee has also specified that payouts, if any, for awards earned under the fiscal years 2009-2011, 2010-2012 and 2011-2013 performance periods will be 60% stock and 40% cash.

          We offer the following retirement plan benefits to our executive officers, other than Donald D. Dreher (who receives the benefits required by his employment agreement described below):

          • Retirement Savings Plans. We maintain the Flexsteel Industries, Inc. Salaried Employees Retirement and 401(k) Plan, referred to as the Retirement Plan, a qualified plan available generally to all salaried employees. The Retirement Plan provides that we can make discretionary contributions, on a non-discriminatory basis, under the Retirement Plan. There was no discretionary contribution during fiscal years 2010 and 2009. The Retirement Plan also provides for each participant to make elective contributions up to 50% of base salary and annual cash bonus (pay), subject to Internal Revenue Code limits, which are matched by us at 25% of the first 4% of pay contributed by the participant. In addition, the Retirement Plan requires that we contribute 4% of pay up to the Social Security base and 6% of pay in excess of the Social Security base on behalf of each participant in the plan. The amount of these matching contributions and other required company contributions is shown in the Summary Compensation Table in the column titled “All other compensation” above.

          • Nonqualified Voluntary Deferred Compensation and Senior Officer Supplemental Retirement Plans.

          Voluntary Deferred Compensation – We maintain the Flexsteel Industries, Inc. Voluntary Deferred Compensation Plan, referred to as the Voluntary Plan, which allows our executive officers the opportunity to voluntarily defer, based on annual elections, 10% to 30% of their base salary, 10% to 100% of annual incentive compensation and 33% to 100% of their long-term incentive compensation. We offer this opportunity to our executive officers to assist them in income tax and estate planning purposes. The executive officer may elect an earnings credit based on the prime interest rate effective on January 1 of each calendar year, the annual return of the S&P 500 Index as of the end of calendar year, or a combination of the two. Distributions are made upon the earliest of the participant’s death, disability, or the date which is six months after the date of the executive’s separation of service from the Company. The Voluntary Plan does not permit us to make contributions.

          Senior Officer Supplemental Retirement Plan – We maintain supplemental retirement plans, collectively referred to as the Supplemental Plan, which provides for additional annual defined contributions toward retirement benefits to our senior executive officers. The additional contribution is stipulated in the executive’s individual agreements or in the document governing the arrangements. Earnings are credited to the accumulated contributions based on the investment return of assets we designate for this obligation. The amount of the contribution for each named executive officer is reported in the Summary Compensation Table in the column titled “All other compensation”. Distributions begin when the executive attains age 65 and retires or in some cases when the executive terminates employment. Distributions are paid in installments or lump sums as elected by the executive. Under the Supplemental Plan our named executive officers are entitled to monthly payments of $5,000 until they reach or would have reached age 65 upon termination of employment due to death or disability.

          Employment Agreement for Donald D. Dreher. On October 1, 2006, we entered into an employment agreement with Donald D. Dreher, a Senior Vice President of Flexsteel and Chief Executive Officer and President of DMI Furniture, Inc. and on June 27, 2008, we entered into an amendment to the employment agreement extending the term of the agreement from December 31, 2009 to September 30, 2012, unless terminated prior to that time as provided in the employment agreement. We have the right to terminate the employment agreement upon 30 days advance notice without cause and can terminate the employment agreement for cause (as defined in the employment agreement) upon 120 days advance notice. Under the terms of the employment agreement, Mr. Dreher is entitled to a base annual salary of $379,200 and an annual bonus, subject to achieving annual performance levels established by our Board, of not less than $50,000, unless our subsidiary, DMI Furniture, Inc., reports a financial pre-tax loss (before this bonus) in which case no bonus shall be paid. Mr. Dreher’s employment agreement also provides that we provide him with life insurance; health, disability and travel accident insurance consistent with DMI Furniture, Inc’s coverage; automobile allowance; reimbursement for certain medical care expenses; personal tax and financial planning expense allowance; and country club dues. If the employment agreement is terminated without cause prior to September 30, 2012, Mr. Dreher is entitled to payment in one lump sum of the balance of his base salary through September 30, 2012 so long as he agrees to comply with the noncompete provisions of the employment agreement. The employment agreement also contains a 24-month post-termination noncompete provision and non-solicitation and confidentiality provisions. Assuming Mr. Dreher was terminated without cause effective June 30, 2010, he would have been entitled to an estimated lump sum cash severance payment in the aggregate amount of approximately $860,000. The foregoing amounts are estimates of the amounts that would have been paid out to Mr. Dreher upon his termination of employment. The actual amounts to be paid out can only be determined at the time Mr. Dreher in fact terminates employment with us.

Outstanding Equity Awards at Fiscal Year-End

          The following table sets forth certain information relating to equity awards outstanding at June 30, 2010 for each of our named executive officers.

	Option Awards(1)				Stock Awards(2)(3)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Performance Period	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald J. Klosterman	12/07/2009	25,000	8.42	12/07/2019	7/1/2008-
	12/10/2007	15,000	12.35	12/10/2017	6/30/2011	5,264	$57,904
	12/11/2006	15,000	12.65	12/11/2016	7/1/2009-
	12/13/2005	12,000	14.40	12/13/2015	6/30/2012	7,066	$77,726
	12/14/2004	12,000	16.49	12/04/2014
	11/25/2003	12,000	19.21	11/25/2013
	12/09/2002	10,750	15.925	12/09/2012
Donald D. Dreher	12/07/2009	15,000	8.42	12/07/2019
	12/08/2008	20,000	6.81	12/08/2018
	12/10/2007	10,000	12.35	12/10/2017
	12/11/2006	10,000	12.65	12/11/2016
	12/13/2005	10,750	14.40	12/13/2015
	12/14/2004	10,000	16.49	12/04/2014
	11/25/2003	8,000	19.21	11/25/2013
James R. Richardson	12/10/2007	10,000	12.35	12/10/2017	7/1/2008-
	12/11/2006	10,000	12.65	12/11/2016	6/30/2011	1,664	$18,304
	12/13/2005	10,750	14.40	12/13/2015	7/1/2009-
	12/14/2004	10,750	16.49	12/04/2014	6/30/2012	2,233	$24,563
	11/25/2003	10,750	19.21	11/25/2013
	12/09/2002	10,750	15.925	12/09/2012

(1)	All option awards are fully vested as of the date of grant.

(2)

The amounts shown represent the potential three-year performance stock awards granted under the 2007 Long-Term Management Incentive Plan during each fiscal year. No shares will be issued unless the minimum specific performance goals set by the Nominating & Compensation Committee are met. Shares earned, if any, will be issued following each respective three-year performance period. The amounts shown reflect the fair value of the awards as of June 30, 2010 closing stock price assuming achievement of the minimum performance goals.

(3)	The closing stock price was $11.00 per share on June 30, 2010.

DIRECTOR COMPENSATION

          The following table sets forth the cash and non-cash compensation for fiscal 2010 awarded to or earned by each of our directors who is not also a named executive officer.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
L. Bruce Boylen	46,600	4,175	50,775
Mary C. Bottie	36,800	4,175	40,975
Lynn J. Davis	35,100	4,175	39,275
Robert E. Deignan	36,600	4,175	40,775
Thomas E. Holloran(3)	36,400	4,175	40,575
Eric S. Rangen	37,000	4,175	41,175

(1)

Each Director who is not an employee of the Company is paid a retainer at the rate of $14,000 per year. In addition, each is paid a fee of $3,000 for each Board meeting each attends. The Chairman of the Board is paid a retainer of $24,500 per year and a fee of $5,200 for each Board meeting attended. For attending a committee meeting or a meeting of independent directors each is paid a fee of $1,300. The Chairman of each Committee is paid $1,500 for each meeting attended. We pay no additional remuneration to our employees who are Directors.

(2)

The amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Each Director who is not employed by us receives on the first business day after each annual meeting a non-discretionary, non-qualified stock option grant for 2,500 shares valued at fair market value on the date of grant, exercisable for 10 years. Each person who becomes for the first time a non-employee member of the Board, including by reason of election, appointment or lapse of three (3) years since employment by us, will receive an immediate one-time option grant for 2,500 shares.

(3)

We have a long-standing agreement with Thomas E. Holloran pursuant to which we will pay to him, or his beneficiaries, $20,000 after he ceases to be a Director as additional compensation in recognition of Director services rendered.

(4)

As of June 30, 2010, each Director who is not an employee had the following stock options outstanding; Mr. Boylen, 22,000 options; Ms. Bottie, 15,000 options; Mr. Davis, 17,500 options; Mr. Deignan, 18,000 options; Mr. Holloran, 22,000 options; and Mr. Rangen, 22,000 options.

CORPORATE GOVERNANCE

Board of Directors

          Our Board of Directors is currently comprised of the ten members identified under Proposal 1 (Election of Directors). During the fiscal year ended June 30, 2010, four meetings of the Board were held. All of the directors of the Company attended no less than 75% of the meetings of the Board and the committees on which they served. The Company does not have a formal policy regarding attendance by Board members at the Company’s annual meetings, but the Board encourages all its members to attend the annual meeting of shareholders. Nine members of the Board of Directors attended the prior year’s annual meeting.

          The Board has determined that the following directors, which constitute a majority of the Board of Directors, are independent directors as defined by The NASDAQ Stock Market listing standards: Mary C. Bottie, L. Bruce Boylen, Lynn J. Davis, Robert E. Deignan, Thomas E. Holloran and Eric S. Rangen. The independent directors meet periodically in executive session without the Chief Executive Officer or other management directors present. Thomas E. Holloran presides at these meetings.

Board Leadership Structure

          The Board elected an independent director, Mr. Boylen, to serve as Chairman of the Board at this time. Our By-Laws provide that the Chairman of the Board may be an independent director or the Chief Executive Officer of the Company. In making leadership determinations, the Board considers many factors including the specific needs of the business and what is in the best interest of our shareholders. The Board believes that presently it is in the best interest of the Company that the positions of Chairman of the Board and Chief Executive Officer are separate. The Board believes that this separation is presently appropriate as it allows the Chief Executive Officer to focus primarily on leading our day-to-day operations while the Chairman of the Board can focus on leading the Board.

Ability of Shareholders to Communicate with the Board of Directors

          The Board has provided the means by which shareholders may send communications to the Board or to individual members of the Board. Such communications, whether by letter, email or telephone should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary, may not be forwarded to the directors.

Committees of the Board

          Our Board of Directors has established two standing committees of the Board. The names of the committees and the principal duties are as follows:

          Audit and Ethics Committee — Confers with the independent registered public accounting firm on various matters, including the scope and results of the audit; authorizes special reviews or audits; reviews internal auditing procedures and the adequacy of internal controls; and reviews policies and practices respecting compliance with laws, conflicts of interest and ethical standards of the Company. The Committee held six meetings during the fiscal year ended June 30, 2010. The Committee members are Eric S. Rangen – Chair, Mary C. Bottie, Lynn J. Davis, Robert E. Deignan and Thomas E. Holloran. The Board has adopted a written charter for the Audit and Ethics Committee. The Board believes all Audit and Ethics Committee members are independent as defined by The NASDAQ Stock Market listing standards. The Board has determined that two members of the Audit and Ethics Committee qualify as “audit committee financial experts” within the meaning of the Securities Exchange Act of 1934, as amended, referred to as the 1934 Act, and have designated Eric S. Rangen and Lynn J. Davis as the audit committee financial experts.

          Nominating and Compensation Committee — Makes recommendations regarding Board compensation; reviews performance and compensation of all executive officers; determines stock option grants; advises regarding employee benefit plans; reviews timely proposed nominations received from any source including nominations by shareholders and makes recommendations to the Board regarding all director nominees; and develops and maintains succession planning policies and criteria for senior executives and Board members.

          The Board has adopted a written charter for the Nominating and Compensation Committee. The Board believes all Nominating and Compensation Committee members are independent as defined by The NASDAQ Stock Market listing standards. The Committee held three meetings during the fiscal year ended June 30, 2010. The Committee members are Mary C. Bottie – Chair, Robert E. Deignan, Lynn J. Davis, Thomas E. Holloran and Eric S. Rangen.

          Stock Option Granting Policy — The Nominating and Compensation Committee has formalized its stock option granting practices by adopting a policy for the grant of stock options. The policy reflects the Nominating and Compensation Committee’s long-standing approach to stock option grants described above. In addition, the policy provides, among other things, that all grants of stock options must be approved by the Nominating and Compensation Committee at in person or telephonic meetings generally on an annual basis;

stock options may not be granted to a current director, officer or employee during any quarterly or other blackout period as defined in our insider trading policy; the grant date for each option will be the date of the Nominating and Compensation Committee meeting at which action was taken to approve the stock option; the exercise price for the stock option will be equal to the last sale price per share of our common stock as reported on The NASDAQ Stock Market on the grant date; specifies procedures for granting stock options to newly hired executives; and that any program, plan or practice to time or select the grant dates of stock options in coordination with the release by us of material non-public information is prohibited.

          Nomination Matters — The Nominating and Compensation Committee of the Board of Directors is responsible for making recommendations to the Board concerning nominees for election as directors and nominees for Board vacancies. When assessing a director candidate’s qualifications, the Nominating & Compensation Committee considers the candidate’s expertise in finance, general management, human resources, legal training, marketing, sales, operations, manufacturing, supply-chain management, and company culture, independence, high ethical standards, and uncompromising integrity. In addition, the Nominating & Compensation Committee looks at the overall composition of the Board and how a candidate would contribute to the overall synergy and collaborative process of the Board. The Nominating & Compensation Committee has not established specific minimum eligibility requirements for candidates other than high ethical standards, uncompromising integrity, commitment to act in the best interests of the shareholders, requirements relating to age and ensuring that a substantial majority of the Board remains independent.

          In addition to the considerations described above, our Nominating & Compensation Committee considers diversity in its evaluation of candidates for Board membership. Although the Company has no formal diversity policy, the Board believes that diversity with respect to factors such as background, experience, skills, race, gender and national origin is an important consideration in board composition. The Nominating & Compensation Committee discusses diversity considerations in connection with each candidate, as well as on a periodic basis in connection with the composition of the Board as a whole.

          If the Nominating and Compensation Committee approves a candidate for further review following an initial screening, the Nominating and Compensation Committee will establish an interview process for the candidate. Generally, the candidate will meet with the members of the Nominating and Compensation Committee, along with our Chief Executive Officer. Contemporaneously with the interview process, the Nominating and Compensation Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate.

The Nominating and Compensation Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board. The Nominating and Compensation Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

          Recommendations for candidates to be considered for election to the Board at our annual shareholder meetings may be submitted to the Nominating and Compensation Committee by our shareholders. Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the Nominating and Compensation Committee. Currently, nominations by shareholders to be made at the annual meeting but not to be included in our proxy statement must be received by the Secretary of the Company at least 18 days before the annual meeting and set forth nominee information as required by the Company’s 1983 Restated Articles of Incorporation, as amended, which are available upon request to the Secretary of the Company. To enable the committee to evaluate the candidate’s qualifications, shareholder recommendations must currently include the following information:

•	The name, age, business address and, if known, residence address of each nominee proposed in such notice;

•	The principal occupation or employment of each such nominee; and

•	The number of shares of stock of the Company, which are beneficially owned by each such nominee.

          If Proposal III described in this proxy statement is approved by the shareholders, the Board intends to amend its bylaws to require that such notice of nomination must be received by the Secretary of the Company at least ninety (90) days before the date of the annual meeting and set for the information that must accompany such notice. Upon adoption of the amended bylaws, the Company intends to file a Form 8-K with the Securities and Exchange Commission describing such amendments along with a copy of the amended bylaws. The process and timing set forth in the amended bylaws would apply to nominations for directors at the Company’s 2011 annual meeting. A copy of the amended bylaws, if applicable, will be available by request to the Secretary of the Company.

          Committee Charters — Subject to applicable law and regulatory requirements, the Board may establish additional or different committees from time to time. The charters of the

Audit and Ethics Committee and Nominating and Compensation Committee are available at www.flexsteel.com.

Audit and Ethics Committee Report

          The Audit and Ethics Committee has reviewed and discussed the audited financial statements with management. The Audit and Ethics Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 and 90 “Communication with Audit Committees”, as amended, as adopted by the Public Company Accounting Oversight Board, referred to as the PCAOB in Rule 3200T. The Audit and Ethics Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” as adopted by the PCAOB in Rule 3200T, as may be modified or supplemented, and has discussed with Deloitte & Touche LLP, the firm’s independence. Based on the review and discussions referred to above in this report, the Audit and Ethics Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

          This report has been prepared by members of the Audit and Ethics Committee. Members of this Committee are:

Eric S. Rangen Chair	Mary C. Bottie	Lynn J. Davis	Thomas E. Holloran	Robert E. Deignan

Risk Oversight

          Our Board of Directors is responsible for consideration and oversight of risks facing Flexsteel. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees, regularly review strategic, operational, financial, compensation and compliance risks with senior management. The Audit & Ethics Committee performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the full Board. The Audit & Ethics Committee also is responsible for assessing risk related to our capital structure, significant financial exposures, our risk management and major insurance programs and our employee pension plan policies and performance and regularly evaluates financial risk associated with such programs. The Nominating & Compensation Committee considers risk in connection with its design of compensation programs for our executives.

Code of Ethics

          The Company has had a written code of ethics titled Guidelines for Business Conduct for many years. The code of ethics applies to the Company’s directors and employees including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The code of ethics includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code of ethics. The code of ethics is available on the Company’s website at www.flexsteel.com. The Company intends to post any amendments to or waivers of its code of ethics (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer) at this location on its website.

OWNERSHIP OF STOCK BY
DIRECTORS AND EXECUTIVE OFFICERS

          The table below sets forth the shares of the Company’s common stock beneficially owned by the Company’s directors, the named executive officers, and by all directors and executive officers as a group as of September 30, 2010. Unless otherwise indicated, to the best knowledge of the Company, all persons named in the table have sole voting and investment power with respect to the shares shown.

Name	Title	Amount of Common Stock Beneficially Owned(1)(2)		Percent of Common Stock Outstanding (6)
Jeffrey T. Bertsch	Senior Vice President Corporate Services, Director	359,854	(3)(5)	5.3%

Mary C. Bottie	Director	15,100		0.2%

L. Bruce Boylen	Chairman of the Board of Directors	22,000		0.3%

Patrick M. Crahan	Senior Vice President Commercial Seating, Director	204,589	(5)	3.0%

Lynn J. Davis	Director	25,000		0.4%

Robert E. Deignan	Director	23,000		0.3%

Donald D. Dreher	Senior Vice President, President and Chief Executive Officer DMI Furniture, Inc.	84,750		1.3%

Thomas E. Holloran	Director	32,680		0.5%

Ronald J. Klosterman	Chief Executive Officer and President, Director	204,637		3.0%

Eric S. Rangen	Director	22,500		0.3%

James R. Richardson	Senior Vice President Sales and Marketing, Director	448,406	(4)(5)	6.7%

All Directors and Executive Officers as a Group (14)		1,817,106		24.4%

(1)

Includes the following number of shares which may be acquired by exercise of stock options: J.T. Bertsch –98,000; M.C. Bottie – 15,000; L.B. Boylen – 22,000; P.M. Crahan – 85,560; L.J. Davis – 17,500; R.E. Deignan –18,000; D. D. Dreher – 83,750; T.E. Holloran – 22,000; R. J. Klosterman – 101,750; E.S. Rangen – 22,000; J.R. Richardson – 63,000.

(2)	Includes shares, if any, owned beneficially by their respective spouses.

(3)

Does not include 137,858 shares held in irrevocable trusts for which trusts American Trust & Savings Bank serves as sole trustee. Under the Terms of Trust, J. T. Bertsch has a possible contingent interest in each trust. J. T. Bertsch disclaims beneficial ownership in the shares held by each such trust.

(4)

Includes 168,568 shares held in the Irrevocable Arthur D. Richardson Trust for which J.R. Richardson serves as co-trustee and over which shares J.R. Richardson has the rights of voting and disposition.

(5)

Includes the following number of shares deferred pursuant to election to participate in the Company’s Voluntary Deferred Compensation Plan: J.T. Bertsch – 9,769; P.M. Crahan – 12,049; J.R. Richardson – 15,049.

(6)

Shares of the Company’s common stock not outstanding but deemed beneficially owned because the respective person or group has the right to acquire the shares as of September 30, 2010, or within 60 days of such date, are treated as outstanding for purposes of calculating the percentage of common stock outstanding for such person or group.

OWNERSHIP OF STOCK BY
CERTAIN BENEFICIAL OWNERS

          To the best knowledge of the Company, no person owns beneficially 5% or more of the outstanding common stock of the Company as of September 30, 2010 except as is set forth below. Unless otherwise indicated, to the best knowledge of the Company, all persons named in the table have sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned(1)		Percent of Class(7)
Dimensional Fund Advisors LP, 6300 Bee Cave Rd., Bldg. One, Austin, TX 78746	522,999	(5)	7.9%
James R. Richardson, P.O. Box 877, Dubuque, IA 52004	448,406	(3)(4)	6.7%
Jeffrey T. Bertsch, P.O. Box 877, Dubuque, IA 52004	359,854	(2)(4)	5.3%
Perritt Capital Management, Inc., 300 South Wacker Dr., Suite 2880, Chicago, IL 60606	344,908	(6)	5.2%

(1)

To the best knowledge of the Company, no beneficial owner named above has the right to acquire beneficial ownership in additional shares, except as disclosed in footnotes (1) and (5) of Ownership of Stock by Directors and Executive Officers.

(2)	Does not include 137,858 shares held in irrevocable trusts as disclosed in footnote (3) of Ownership of Stock by Directors and Executive Officers.

(3)	Includes 168,568 shares held in the Irrevocable Arthur D. Richardson Trust as disclosed in footnote (4) of Ownership of Stock by Directors and Executive Officers.

(4)	Includes the following number of shares deferred pursuant to election to participate in the Company’s Voluntary Deferred Compensation Plan: J.T. Bertsch – 9,769; J.R. Richardson – 15,049.

(5)

The number of shares beneficially owned is based on information provided in a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2010, which reflects sole voting power with respect to 519,789 shares and sole dispositive power with respect to 522,999 shares.

(6)

The number of shares beneficially owned is based on information provided in a Schedule 13G filed with the Securities and Exchange Commission on January 26, 2010, which reflects sole voting and dispositive power over 28,300 shares and shared voting and dispositive power over 316,608 shares.

(7)

Shares of the Company’s common stock not outstanding but deemed beneficially owned because the respective person or group has the right to acquire the shares as of September 30, 2010, or within 60 days of such date, are treated as outstanding for purposes of calculating the percentage of common stock outstanding for such person or group.

EXECUTIVE OFFICERS

          The executive officers of the Company, their ages, positions (in each case as of June 30, 2010), and the year they were first elected or appointed an officer of the Company, are as follows:

Name (age)	Position (date first became officer)
Ronald J. Klosterman (62)	Chief Executive Officer and President (1989)
James R. Richardson (66)	Senior Vice President of Residential Sales and Marketing (1979)
Thomas D. Burkart (67)	Senior Vice President of Vehicle Seating (1984)
Patrick M. Crahan (62)	Senior Vice President of Commercial Seating (1989)
Jeffrey T. Bertsch (55)	Senior Vice President of Corporate Services (1989)
Donald D. Dreher (61)	Senior Vice President (2004), and President & CEO of DMI Furniture, Inc. (1986)
James E. Gilbertson (60)	Vice President of Vehicle Seating (1989)
Timothy E. Hall (52)	Vice President-Finance, Chief Financial Officer & Secretary (2000)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          Deloitte & Touche LLP was the Company’s independent registered public accounting firm in fiscal 2010. In addition to performing the audit of the Company’s consolidated financial statements, Deloitte & Touche LLP provided various audit-related services during fiscal 2010.

          The Audit and Ethics Committee pre-approves both the type of services to be provided by Deloitte & Touche LLP and the estimated fees related to these services. The Audit and Ethics Committee reviewed professional services and the possible effect on Deloitte & Touche LLP’s independence was considered. The Audit and Ethics Committee has considered and found the provision of services for non-audit services compatible with maintaining Deloitte & Touche LLP’s independence. All services provided by Deloitte & Touche LLP during fiscal 2010 were pre-approved by the Audit and Ethics Committee.

          The aggregate fees billed for each of the past two fiscal years ended June 30 for each of the following categories of services are set forth below:

	2010	2009
Audit Fees(1)	$373,000	$365,000
Audit Related Fees(2)	—	38,000
Total	$373,000	$403,000

(1)

Professional fees and expenses for audit of financial statements and internal control over financial reporting services for fiscal 2009 and 2008, as applicable, and consisted of (i) audit of the Company’s annual consolidated financial statements; (ii) reviews of the Company’s quarterly consolidated financial statements; (iii) consents and other services related to Securities and Exchange Commission matters; and (iv) consultations on financial accounting and reporting matters arising during the course of the audit and reviews.

(2)

Professional fees and expenses for audit-related services billed in fiscal 2009 consisted of employee benefit plan audits. In fiscal 2010, the line item for audit fees category includes the non-specified fees for the employee benefit plan audits.

EQUITY COMPENSATION PLAN INFORMATION

          The following table summarizes information as of June 30, 2010 about the Company’s equity compensation plans, including the Company’s stock option plans and management incentive plan. All of these plans have been approved by shareholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,052,244	$12.70	1,008,950
Equity compensation plans not approved by security holders	—		—
Total	1,052,244	$12.70	1,008,950

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Management Directors’ Interests in Financial Institutions

          Jeffrey T. Bertsch, an executive officer and director of the Company, is a director of American Trust and Savings Bank where the Company maintains a $5.0 million line of credit, cumulative letter of credit facilities of $0.7 million and $4.9 million in fiscal years 2010 and 2009, respectively, and where its routine daily banking transactions are processed. In addition, the Company has unfunded deferred compensation plans. Funds of the deferred compensation plans are held in a Rabbi Trust. The Rabbi Trust assets are administered by American Trust and Savings Bank’s trust department. The Company receives no special services or pricing on the services performed by this bank due to the directorship of Mr. Bertsch. At June 30, 2010 and 2009, no amounts were outstanding on the line of credit at the prime rate minus 1%. It is expected that the Company’s relationship with this bank will continue in the future.

PROPOSALS BY SHAREHOLDERS

          Shareholders wishing to have a proposal considered for inclusion in the Company’s proxy statement for the 2011 annual meeting must submit the proposal in writing and direct it to the Secretary of the Company at the address shown in this proxy statement. The Company must receive it no later than May 23, 2011. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the 1934 Act. It is suggested the proposal be submitted by certified mail, return receipt requested. Shareholders who intend to present a proposal at the 2011 annual meeting (other than a director nomination) without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than September 17, 2011. Please refer to the section Nomination Matters under CORPORATE GOVERNANCE above for the timing and process of nominating a director without such nomination being included in the proxy statement. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

          Based on the Section 16(a) forms furnished to us and other information, we believe that all officers, directors and greater than ten percent shareholders met all applicable filing requirements under Section 16(a) during fiscal 2010, except for a Form 4 filed late by Mary C. Bottie.

OTHER MATTERS

          The percentage total number of the outstanding shares represented at each of the last three years shareholders’ annual meetings was as follows: 2007 – 95.6%; 2008 – 89.3%; 2009 – 92.4%.

          A copy of the Company’s Annual Report on Form 10-K for the year ended June 30, 2010, other reports filed or furnished with or to the Securities and Exchange Commission, our Guidelines for Business Conduct, Audit and Ethics Committee Charter and Nominating and Compensation Committee Charter are available, without charge, on the Company’s website at www.flexsteel.com or by writing to the Office of the Secretary, Flexsteel Industries, Inc., P.O. Box 877, Dubuque, Iowa 52004-0877.

          The Board does not know of any other matter which may come before the meeting. However, should any other matter properly come before the meeting, the persons named in the proxy card will vote in accordance with their judgment upon such matters unless a contrary direction is indicated by lining or crossing out the authority on the proxy card.

          If any matters properly come before the 2011 annual meeting, but the Company did not receive notice of it prior to September 17, 2011, the persons named in our proxy card for that annual meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment.

          Shareholders are urged to vote, date, sign and return the proxy card in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY E. HALL
Secretary

Dated:	October 22, 2010 Dubuque, Iowa

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
DECEMBER 6, 2010.

          The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders and 2010 Annual Report to Shareholders are available at www.flexsteel.com in the “About Flexsteel” section under “Investor Relations”.

~~EXHIBIT~~APPENDIX A

~~THE 1983~~AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
FLEXSTEEL INDUSTRIES, INC.,
~~AS AMENDED THROUGH FEBRUARY 14, 2007~~

ARTICLE I

Name

          The name of this corporation is Flexsteel Industries, Inc.

ARTICLE II

Purpose

          This corporation shall have general business purposes and shall have unlimited power to engage in and do any lawful act concerning any and all lawful activity for which corporations may be organized and may conduct business under ~~M.S.A. 302A. Without limiting the generality of the foregoing, its further purposes are:~~Minnesota Statutes Chapter 302A.

~~a)~~

~~To manufacture, purchase, import, or otherwise acquire, repair, work with, invest in, own, mortgage, pledge, sell, assign, and transfer, export or otherwise dispose of, trade, deal in and deal with all types of seating, furniture, household goods, appliances, and any and all other goods, wares, merchandise, trademarks, tradenames, patent rights, copyrights, inventions and personal property of every class and description; to undertake, conduct, manage, assist, promote, and to engage or participate in every kind of research or scientific, experimental design or developmental work, including pure or basic research; to purchase, develop, operate, sell, encumber and otherwise dispose of real estate and personal property within the State of Minnesota and anywhere else in and on the planet Earth and in and on the Moon and in and on other heavenly, bodies;~~

~~b)~~

~~To acquire by purchase, exchange, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with, securities (which term, for purposes of this Article II, includes~~

~~without limitation, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by this corporation or other persons, firms, associations, corporations or instrumentalities thereof; foreign or domestic and to deal in and with commodities, bullion, coin, foreign exchange, currencies, royalties and property of every kind and nature;~~

~~c)~~

~~To make payment therefore in any lawful manner or to issue in exchange therefore its own securities; and to exercise, as owner or holder of any securities, any and all rights, powers and privileges in respect thereof;~~

~~d)~~

~~To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and goodwill of any one or more persons, firms, associations, or corporations and to pay for the same in cash, property, obligations or otherwise; to buy its own or other securities and to hold, operate, reorganize, liquidate, mortgage, pledge, sell, exchange, or in any other manner deal in or with or dispose of the whole or any part thereof; and in connection therewith, to become surety for and/or to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations, or corporations and to conduct in any lawful manner the whole or any part of any business thus acquired;~~

~~e)~~	~~To enter into one or more partnership agreements or one or more joint venture agreements with any other person, firm or corporation;~~

~~f)~~

~~To become surety for or guarantee the carrying out and performance of any contract, lease or obligation of any kind of any person, firm or corporation in connection with the carrying on of any business which, in the judgment of the Board of Directors of this corporation, will be of benefit to this corporation;~~

~~g)~~

~~And in connection with its business and all the powers heretofore expressed, to do any and all things necessary or incident thereto or advisable therewith and to conduct its business and exercise all the above powers without consent, permission or vote of the shareholders.~~

ARTICLE III

Registered Office, Registered Agent

          —The address of the corporation’s registered office~~* of the corporation~~ in the State of Minnesota is:~~Flexsteel Industries~~ CT Corporation Systems, Inc., 100 South Fifth Street, Suite ~~1075~~1075, Minneapolis, Minnesota 55402. ~~55402~~The name of its registered agent at ~~that~~such address is~~:~~   CT Corporation System, Inc.

ARTICLE IV

          ~~The aggregate number of authorized shares of Capital Stock of this corporation is 15,760,000 shares.~~

~~A.~~	~~$50.00 PAR CUMULATIVE PREFERRED SHARES~~

~~Sixty thousand (60,000) of such shares shall be Cumulative Preferred Shares of the Par Value of $50.00 each.~~

~~1)~~

~~The holders of the $50.00 Par Cumulative Preferred Shares, in preference to the holders of $1.00 Par Value Preferred Shares, shall be entitled to receive, as and when declared by the Board of Directors out of any funds legally available therefore, cash dividends at the annual cumulative rate set by the Board of Directors at the time the shares are issued.~~

~~2)~~

~~The Board of Directors is authorized to designate series within the $50.00 Par Cumulative Preferred Share classification based upon different annual cumulative dividend rates. The Board or Directors is authorized to set the dividend rate at the time the series is established but the rate shall not exceed the average Prime Rate of the major banks in the Minneapolis-St. Paul area at that time.~~

~~No dividends shall be paid on the Common Shares or on the $1.00 Par Value Preferred Shares at any time when there are any accrued cumulative dividends on the $50.00 Par Cumulative Preferred Shares unpaid. Preferred dividends shall be paid quarterly. The $50.00 Par Cumulative Preferred Shares shall not participate in any dividends or distributions of any nature except to the extent stated herein. $50.00 Par Cumulative Preferred Shares shall be callable at any time at the option of the corporation at $50.00 per share plus accrued unpaid~~

~~dividends to the date of call plus future dividends figured 30 days beyond the call date.~~

~~3)~~

~~In the event of any dissolution, liquidation or winding up of the affairs of the corporation, the $50.00 Par Cumulative Preferred Shares shall receive out of the assets of the corporation the $50.00 par value thereof plus accrued unpaid dividends, before any distribution is made to the Common Shares or to the $1.00 Par Value Preferred Shares.~~

	~~4)~~	~~Shares of $50.00 Par Cumulative Preferred Shares shall be issued only as fully paid and non-assessable shares.~~

~~5)~~

~~At any time when there are two (2) years’ cumulative dividends on the $50.00 Cumulative Preferred Shares unpaid, each $50.00 Par Cumulative Preferred Share shall automatically entitle its holder to participate fully in all common shareholder matters and at all common shareholder meetings. Each $50.00 Par Cumulative Preferred entitles the holder to vote 50 votes per share on all matters submitted to the vote of the common shareholders (including the election of Directors). Each common share shall be entitled to one vote.~~

~~6)~~

~~In order to protect the $50.00 Par Cumulative Preferred shareholders, whether or not the cumulative dividends on the $50.00 Par Cumulative Preferred Shares are paid currently, each $50.00 Par Cumulative Preferred Share entitles the holder to vote 50 votes per share at all shareholder meetings on any of the following issues:~~

		~~a)~~	~~amending the Articles of Incorporation;~~

		~~b)~~	~~all matters set forth in Article VII (mergers, sale of assets, reclassification of shares, dissolution of the corporation, etc.).~~

~~7)~~

~~The holders of $50.00 Par Cumulative Preferred Shares shall have no preemptive right to subscribe for any shares of stock of any class issued by the corporation and the voting rights of the $50.00 Par Cumulative Preferred Shares shall not be cumulative.~~

~~B.~~	~~$1.00 PAR VALUE PREFERRED SHARES~~

~~Seven hundred thousand (700,000) shall be $1.00 Par Value Preferred Shares of the par value of $1.00 each.~~

~~The designations, relative rights, voting power, preferences and restrictions of the shares of $1.00 Par Value Preferred Shares, including the express grant of authority to the Board of Directors in connection therewith, are as follows:~~

~~1)~~

~~The $1.00 Par Value Preferred Shares shall be junior and subordinate to the $50.00 Par Cumulative Preferred Shares, and the Common Shares shall be junior and subordinate to both the $50.00 Cumulative Preferred Shares and the $1.00 Par Value Preferred Shares.~~

~~2)~~

~~Shares of $1.00 Par Value Preferred Shares may be issued from time to time in one or more series, each of which series shall have such designation, and dividend rights, relative rights, voting power, preferences and restrictions as are hereinafter provided and, to the extent hereinafter permitted, as are determined and stated by the Board of Directors in the resolution or resolutions authorizing the creation of shares of such series.~~

~~3)~~	~~Shares of $1.00 Par Value Preferred Shares shall be issued only as fully paid and non-assessable shares.~~

~~4)~~

~~Authority is hereby expressly granted to the Board of Directors to authorize and issue $1.00 Par Value Preferred Shares in one or more series and to determine and state, by the resolution or resolutions authorizing the creation of each series:~~

~~i)~~

~~the designation of the series and the number of shares which shall constitute such series, which number may be altered from time to time by like action of the Board of Directors in respect of shares then unallotted;~~

	~~ii)~~	~~the annual rate of dividends payable on shares of such series and if the dividends are cumulative;~~

~~iii)~~

~~the price or prices per share and the time or times at which the shares of such series shall be or may be called or redeemable and the terms on which the shares of such series shall be or may be called or redeemed.~~

~~iv)~~

~~the amounts payable on shares of such series in the event of any dissolution, liquidation or winding up of the affairs of the corporation, which amounts may differ in the case of a voluntary or involuntary dissolution or winding up of such affairs;~~

	~~v)~~	~~the provisions, if any, relating to any sinking fund or purchase fund with respect to shares of such series;~~

~~vi)~~

~~the rights, if any, of conversion of shares of such series into or in exchange for shares of any other class or classes or of any other series of the same or other class or classes of the stock of the corporation and at such price or prices or at such rates of exchange and with such adjustments as is determined;~~

~~vii)~~

~~the voting or non-voting rights and if voting, the number of votes per share which shall not exceed two but subject to the required voting rights given the shareholders in Articles VII and XI which Articles control in the event of a conflict;~~

	~~viii)~~	~~any other rights, preferences and if voting, the number of votes per share which shall not exceed two;~~

~~5)~~

~~The $1.00 Par Value Preferred Shares are senior to the Common Shares upon liquidation of the corporation. No dividends shall be paid on the Common Shares if there is any arrearages on the $1.00 Par Value Preferred Share dividends.~~

~~6)~~

~~Subject to the provisions in Article IV, A., dividends may be declared by the Board of Directors and paid from time to time, out of any funds legally available therefore, upon the then outstanding shares of $1.00 Par Value Preferred Shares of the corporation.~~

~~7)~~

~~In the event of any dissolution, liquidation, or winding up of the affairs of the corporation, before any distribution of payment shall be paid to the holders of any class of shares ranking junior to the $1.00 Par Value Preferred Shares, the holders of the $1.00 Par Value Preferred Shares shall be entitled to be paid an amount equal to the value set by the Board of Directors in the resolution or resolutions authorizing the series, together with a sum of money equivalent to the amount of unpaid dividends thereon.~~

~~8)~~

~~The consolidation or merger of the corporation into or with any other corporation or corporations shall not be deemed a liquidation, dissolution or winding up the affairs of the corporation within the meaning of any of the provisions of this Article IV.~~

~~9)~~

~~The holders of $1.00 Par Value Preferred Shares shall have no preemptive right to subscribe for any shares of stock of any class issued by the corporation and the voting rights of the $1.00 Par Value Preferred Shares shall not be cumulative.~~

~~C.~~	~~COMMON SHARES~~

~~Fifteen million (15,000,000) shall be Common Shares par value $1.00 each, subject to all prior provisions in Article IV herein. Each Common Share is entitled to one vote.~~

~~1)~~

~~Subject to Article IV, dividends may be declared by the Board of Directors and paid from time to time, out of any funds legally available therefore, upon the then outstanding Common Shares of the Corporation and the holders of the $50.00 Par Cumulative Preferred Shares and the $1.00 Par Value Preferred Shares shall not be entitled to participate in any such dividends.~~

~~2)~~

~~The holders of Common Shares of $1.00 Par Value shall have no preemptive right to subscribe for any shares of stock of any class issued by the corporation and the voting rights of the Common Shares shall not be cumulative.~~

~~D.~~	~~WARRANTS, RIGHTS, OPTIONS~~

~~The corporation is hereby expressly authorized and empowered, from time to time, by resolution of its Board of Directors, without shareholder approval, to authorize and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the corporation, warrants, rights or options entitling the holders or owners thereof to purchase or acquire from the corporation any shares of its Common Stock, $50.00 Par Cumulative Preferred Shares, $1.00 Par Value Preferred Shares and/or any series thereof or other securities, whether now or hereafter authorized. Such rights or options shall be evidenced by or in such warrants or other instruments as shall be approved by the Board of Directors. The terms upon which, the time or times which may be limited or unlimited in duration at or within which, and the price or prices at which any such shares or other securities may be purchased or acquired from the corporation upon the exercise of any such rights or options shall be such as shall be fixed in a resolution or resolutions adopted by the Board of Directors providing for the authorization and issuance of such rights or options, and set forth or incorporated by reference in the warrants or other instruments evidencing such rights or options. The Board of Directors is hereby authorized and empowered to authorize and issue any such~~

~~rights or options and any such warrants or other instruments from time to time, for such consideration as the Board of Directors may determine. Any and all shares of stock which may be purchased or acquired or issued upon the exercise of any such right or option, shall be deemed fully paid stock and not liable to any further call or assessment thereon, or partly paid and liable to further call or assessment, as the terms of the warrants or other instruments evidencing such rights or options shall provide. Except as otherwise provided by law, the Board of Directors shall have full power and discretion to prescribe and regulate from time to time the procedure to be followed in, and all other matters concerning the issuance and exercise of any such rights and options and such warrants or other instruments, and the setting aside of stock or other securities for the purpose thereof, and the issuance of such stock or other securities upon the exercise thereof.~~

Authorized Capital

          The total authorized number of shares of this corporation is 15,000,000 shares. All shares will have a par value of $1.00 per share. The board of directors has the authority to establish more than one class or series of shares and to fix the relative rights and preferences of any such different class or series.

ARTICLE V
~~BOARD OF DIRECTORS~~

Board of Directors

A~~)~~.     Number

The number of directors shall be set by the ~~Board~~board of directors but shall not be less than seven (7) nor more than thirteen (13). The ~~Board to be elected at the 2006 Annual Meeting of Shareholders shall consist of eleven (11) directors. Thereafter, the~~ number of directors may be increased or decreased only by the affirmative vote of a majority of ~~Directors~~directors then in office at the time of the vote but subject to the above stated minimum of seven (7) and maximum of thirteen (13) directors.

~~The Board of Directors shall consist of six (6) directors until changed by resolution of the Board.~~ If there is a decrease in the number of ~~Directors~~directors on the board of directors, the reduction in number will first apply to remove any vacancy, if any, existing at the time of the decrease. The decrease shall next apply to remove a ~~seat~~director position upon the expiration of the term of a ~~Director~~director then sitting. No ~~Director~~director shall be removed during his term of office through a decrease in the size of the ~~Board. Directors need not be a resident of the State of Minnesota nor a shareholder of the corporation~~board of directors.

B~~)~~.     Classification

~~Presently, the Board of Directors is fixed at six (6). The Board~~The board of ~~Directors~~directors is hereby divided into three classes ~~of two directors each~~. At the ~~1983 Annual Meeting of Shareholders~~2011 annual meeting of shareholders, the directors of ~~the First~~ Class I shall be elected ~~for a term expiring at the 1984 Annual Meeting of Shareholders; the directors of the Second Class for a term expiring at the 1985 Annual Meeting of Shareholders; and the directors of the Third Class for a term expiring at the 1986 Annual Meeting of Shareholders. At each Annual Meeting thereafter, successors to those directors whose terms expire at that time~~; at the2012 annual meeting of shareholders, the directors of Class II shall be elected; and at the 2013 annual meeting of shareholders, the directors of Class III shall be elected. At each annual meeting of shareholders the applicable class of directors will be elected to a three-year ~~terms~~term. The term of office of one of the ~~above~~ classes of directors shall expire each year.

~~—~~At each ~~Annual Meeting~~annual meeting of shareholders, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. If, as the result of an increase or decrease in the number of directors, the class sizes are not equal, then the classes may be equalized, if possible, by a resolution of the ~~Board~~board of ~~Directors~~directors, passed by an affirmative vote of a majority of the ~~Directors~~directors then in office at the time of such vote. The resolution may designate any single director into another class of directors such that the ~~seat~~ class sizes may be ~~as nearly~~ as equal as possible.

~~C)~~	~~Notice of Nominations~~

	~~1)~~	~~Nominations for the election of directors may be made by the Board or by any shareholder entitled to vote for the election of directors. Such nominations by~~

~~shareholders, if the nominations are to be made from the floor of the meeting of shareholders called for the election of Directors without being included in proxy material sent prior thereto to the shareholders, shall be made by notice in writing, delivered or mailed by first class United States Mail, postage prepaid, to the Secretary of the Corporation and actually received by the Secretary, not less than 18 days nor more than 50 days prior to the day of any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders by the Corporation, such written notice by shareholders shall be delivered or mailed by first class mail, but actually received by the Secretary of the Corporation not later than the close of the sixth day following the day on which notice of the meeting was mailed to shareholders by the Corporation.~~

~~Nominations proposed by a majority of the Board of Directors are exempted from the formal written notice requirements set forth above.~~

~~2)~~	~~The notice under 1) above shall set forth:~~

	~~a)~~	~~the name, age, business address and if known, residence address of each nominee proposed in such notice;~~

	~~b)~~	~~the principal occupation or employment of each such nominee;~~

	~~c)~~	~~the number of shares of stock of the corporation which are beneficially named by each such nominee.~~

~~3)       The Chairman of the meeting, in his sole discretion and without recourse, may determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, if the facts warrant, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. D)~~.   Vacancies

          Any vacancy occurring in the ~~Board~~board of ~~Directors~~directors may be filled only by a resolution of the ~~Board~~board of ~~Directors~~directors passed by the affirmative vote of a majority of the ~~Directors then in office at the time of such vote~~remaining directors, even though less than a quorum ~~of the full Board of Directors~~. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in that class.

          Any ~~directorship~~director position to be filled by reason of an increase in the number of ~~Directors~~directors set by the ~~Board~~board of directors shall be filled only by a resolution of the ~~Board~~board of ~~Directors~~directors passed by the affirmative vote of a majority of the ~~Directors then in office~~directors serving at the time of ~~such vote even through less than a quorum of the full Board of Directors~~the increase. A director elected to fill a newly created ~~directorship~~director position shall be elected for the unexpired portion of the term in the class to which such ~~Director is assigned. The Board of Directors, in its sole discretion, reserves the right to designate the class to which such newly created directorship shall belong but the Directors shall make all classes as nearly equal in number as possible.~~director is assigned.

~~E)~~D.    Removal of Directors

~~a)~~1.  By Shareholders

A ~~Director~~director may be removed by the shareholders only for cause, as defined in ~~c)~~Article V, D. 3. below, and then only by a resolution passed by the affirmative vote of two -thirds ~~(2/3rd’s) of all the votes cast on this issue. Shareholders that withhold their vote or abstain from voting shall not be counted as voting.~~of all shares present and entitled to vote.

~~b)~~2.  By Directors

A ~~Director~~director may be removed by the ~~Directors~~directors only for cause, as defined in ~~c)~~Article V, D. 3. below, and then only by a resolution passed by the affirmative vote, in person, or by a ~~Director~~director’s consent if a ~~Director~~director is absent, of at least two-thirds (~~2/3rd’s)~~ of the ~~Directors~~directors then in office. For voting purposes only, the ~~Director~~director whose removal is being voted upon shall not be counted as being in office. Said ~~Director~~director is disqualified from voting on the resolution.

~~c)~~3.  Cause

As used in this Article ~~V~~,5, the meaning of “cause” shall be limited to malfeasance arising from the performance of a ~~Director~~director’s duties which has a materially adverse effect on the business of the corporation.

 ~~F)~~E.  Limiting Liability of Directors

~~The liability of the Directors of the corporation to the corporation and/or to its Shareholders is hereby eliminated to the fullest extent permitted by the Minnesota Business Corporation Act, other applicable statutory and case law, as all the aforementioned now exists or hereafter, from time to time, may be changed, amended or supplemented. Any repeal, change or amendment affecting this section (Article V F)) or to the law referred to herein, shall not apply to, eliminate, reduce or adversely affect any rights or protection of a Director, existing prior to such repeal, change or amendment.~~

~~G)~~	~~Indemnification (amended)~~

~~The Corporation shall indemnify its former and present Directors, Officers and Members of Committees of the Board of Directors at Flexsteel, and one who at the request of Flexsteel is serving as a Director or Officer of another corporation, partnership, joint venture, trust or other enterprise including employee benefit plans; and may indemnify one who at the request of Flexsteel is serving as an Employee, Partner, Trustee, Fiduciary, Agent, Attorney or in any other capacity of another corporation, partnership, joint venture, trust or other enterprise including employee benefit plans, and one who is serving Flexsteel as an Other Person such as Employee, Partner, Trustee, Agent, Attorney, Fiduciary, or in any other capacity (all the above hereinafter called Indemnitees) for actions undertaken or omitted in such Capacity to the fullest extent permitted by the Minnesota Business Corporations Act, other applicable statutory and case law (the Law), as all the foregoing now exists or hereafter, from time to time, may be changed, amended or supplemented. The indemnification shall inure to the benefit of the person, the person’s heirs, legal representatives and administrators.~~

~~If the Indemnitee institutes a Proceeding against the Corporation, the Indemnitee shall not be entitled to indemnification unless the Corporation has first consented in writing to the proceedings prior to its commencement by the Indemnitee.~~

~~In furtherance thereof said Corporation is authorized, but shall not be required, to enter into Contracts and Agreements with any Indemnitee providing for indemnification and for the advancement and reimbursement of attorneys’ fees and disbursements, judgments, penalties, fines, excise taxes, other disbursements, amounts paid in settlement and other expenses of every kind and nature (Expenses) all to the fullest extent permitted by the Law. The Corporation’s failure to do so~~

~~shall in no manner affect or limit the rights provided for in this section (Article V G)) or otherwise.~~

~~The maximum aggregate amount of indemnity payable by the Corporation to all Indemnitees arising out of the same occurrence regardless of how many claims or people are involved is five million dollars in 1987 constant dollars on over and above all insurance paid.~~

~~Any repeal, change, or amendment affecting this section (Article V G)) or to the Minnesota Business Corporation Act or other applicable statutory and case law, shall not apply to eliminate, reduce or adversely affect any rights or protection of an Indemnitee existing prior to such repeal, change or amendment but to the extent that a Law change permits the Corporation to provide greater or broader rights or protection, the Law shall apply retroactively to the effective date of this Article V G).~~

~~The Corporation may purchase and maintain insurance for and an behalf of any person that the Corporation Shall or May Indemnify.~~

          No director of this corporation will be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty by such director, except to the extent expressly required by Minnesota law. Any repeal or modification of this Article V,E by the shareholders of the corporation will be prospective only and will not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

ARTICLE VI
Cumulative Voting Prohibition

~~After approval of this “Article V G) Indemnification” by the Shareholders and its filing with the Secretary of State of Minnesota, Article IX former subsection G. of the 1983 Restated Articles of Incorporation shall become null and void~~

          Shareholders will have no rights of cumulative voting.

ARTICLE ~~VI~~

~~The shareholders of all classes of shares of this corporation shall:~~

 ~~i)       have no right to cumulate votes for the election of Directors or otherwise;~~VII

Preemptive Rights Prohibition

~~ii)~~	~~have no preemptive rights to subscribe for, or purchase, or acquire any part of any class or series of shares or securities of this corporation now or hereafter made.~~

~~No action required to be taken or which may be taken at any annual meeting or special meeting of shareholders of this corporation may be taken without a meeting. The power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.~~

~~A stockholders’ quorum consists of the holders of a majority of the shares entitled to vote at the meeting.~~

~~ARTICLE VII~~

~~Except as excepted in this Article VII, the affirmative vote of two-thirds (2/3rd’s) of all the shares voting on this issue, of the aggregate voting power of the outstanding Common Shares and the outstanding $50.00 Par Value Preferred Shares and the outstanding $1.00 Par Value Preferred Shares, voting together and for this purpose considered one class, (shareholders that withhold their vote or abstain from voting shall not be counted as voting), shall be required for:~~

~~i)~~	~~the merger or consolidation of this corporation into any business combination (as hereinafter defined).~~

~~ii)~~	~~the merger or consolidation of any business combination with or into this corporation other than in the “course of business” of this corporation (as hereinafter defined).~~

~~iii)~~

~~the sale, lease, exchange, transfer or other disposition (including without limitation a mortgage or any other security device) of a major portion of the property and assets of this corporation to any business combination, and/or the distribution of a major portion of the property and assets of this corporation in liquidation or pursuant to a plan of liquidation.~~

~~iv)~~

~~the sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of any business combination to this corporation other than in the “course of business” of this corporation.~~

~~v)~~	~~the acquisition by this corporation of any security of any business corporation other than in the “course of business” of this corporation.~~

~~vi)~~	~~the reclassification of the shares of this corporation or any recapitalization involving said shares.~~

~~vii)~~	~~the making of a major change in this corporation’s business or equity capital structure other than in the “course of business” of this corporation.~~

~~viii)~~	~~the purchase by this corporation of the shares of this corporation possessing voting rights in elections for Directors other than in the “course of business” of this corporation.~~

~~ix)~~	~~the dissolution of this corporation.~~

~~Business combination means any individual, corporation, firms, partnership, joint venture, associations, governmental identity, or other person or legal entity.~~

          ~~Corporation means the corporation and any subsidiary thereof. Course of business means the doing of business as defined from time to time by a majority of the full Board of Directors. It does not mean a takeover or attempted takeover of this corporation, or its management or its Board of Directors, directly or indirectly.~~

          Shareholders will have no statutory preemptive rights.

ARTICLE VIII

          ~~The Board of Directors of the corporation, when evaluating any proposal of another party consisting of: (a) a takeover, tender or exchange offer of any security of this corporation, or (b) a merger or consolidation of this corporation with another corporation or entity, or (c) the purchase or otherwise acquisition of all or a major portion of the properties and assets of this corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its shareholders, give due consideration to all relevant factors, including without limitation, the social, economic and other effects on the employees, customers, suppliers and other constituents of this corporation and on the communities in which this corporation operates or is located.~~

Board of Director Action by Written Consent

          ~~In evaluating proposals the Directors may retain special outside legal counsel, investment banking firms, special accounting firms and such other experts as they, in their discretion, deem necessary or appropriate to assist them in their evaluation of the transaction, all at the expense of the corporation.~~

          Any action required or permitted to be taken at a meeting of the board of directors may be taken by written action signed, or consented to by authenticated electronic communication, by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action will be effective if signed by, or consented to by authenticated electronic communication, the number of directors that would be required to take the same action at a meeting at which all directors were present.

ARTICLE IX

Quorum

          ~~The property, business and affairs of the corporation shall be managed and controlled by the Board of Directors~~A shareholders~~A stockholders~~’ quorum consists of the holders of a majority of the shares entitled to vote at the meeting.

          ~~The board of Directors is governed by the statutes, the Articles of Incorporation and their amendments and restatements and the By-Laws of the corporation. Subject to these Restated Articles of Incorporation, the Bylaws shall define a quorum and set the percentage vote for an action by the Board.~~

          ~~In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized without shareholder approval or consent:~~

~~A.~~

~~To allot, authorize, issue and set the value of the authorized but unissued shares of this corporation, as well as to allot, authorize, issue and set the value and terms of warrants, including the declaration of dividends payable in shares of any class to shareholders of any other class if not prohibited elsewhere in these Articles;~~

~~B.~~	~~To fix the terms, provisions, and conditions of and authorize the issue, sale, pledge or exchange of bonds, debentures, notes and evidences of indebtedness;~~

~~C.~~

~~To fix the terms, provisions, and conditions of and authorize the issue, sale or exchange of (i) rights to convert any securities of this corporation into shares of any class or classes, including the conversion basis or bases; and (ii) options to purchase or subscribe for shares of any class or classes, including the option price or prices at which shares may be purchased or subscribed for;~~

~~D.~~

~~To make, alter, amend, rescind and repeal a By-Law or By-Laws of the corporation. The By-Laws or any By-Law may also be made, altered, amended or rescinded or repealed by the shareholders upon the affirmative vote of two-thirds (2/3rd’s) of all the shares voting on this issue, of the aggregate voting power of all the outstanding Common Shares and all the outstanding $50.00 Par Cumulative Preferred Shares and all the outstanding $1.00 Par Value Preferred Shares (if this right is specifically included in the $1.00 Par Value Preferred Shares’ preference and rights when the class or series is created by the Board of Directors) all voting together and for this purpose considered one class. If a resolution or motion to make, alter, amend, rescind, or repeal a By-Law or By-Laws is to be made from the floor of a shareholder’s meeting without being in the proxy materials sent prior thereto to the shareholders, then notice in writing, delivered or mailed by first class United States mail, postage prepaid to the Secretary of the corporation and actually received by the Secretary, not less than 18 days nor more than 50 days prior to the day of the meeting of the shareholders at which said resolution or motion shall be made; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders by the corporation such written notice shall be delivered or mailed by first class mail, but actually received, by the Secretary of the corporation, not later than the close of the sixth day following the day on which notice of the meeting was mailed to shareholders by the corporation.~~

~~Said motion or resolution if proposed by a majority of the Board of Directors is exempted from the formal written notice requirement set forth above.~~

~~E.~~

~~To elect all senior and policy making officers and arrange for the appointment and employment of all other officers and employees. To designate the duties and responsibilities of all senior and policy making officers and arrange for the designation of the duties and responsibilities of all other officers and employees;~~

~~F.~~

~~To provide for the reasonable compensation of its own members in their status as directors, officers and employees, and all other officers and employees, including but not limited to, salaries, pension, profit-sharing, retirement benefits, cash bonuses, stock options, stock purchase, stock bonuses, and deferred payment and~~

~~compensation plans, trusts, and other provisions, and all other forms of incentive and compensation;~~

~~G.~~

~~To adopt indemnity plans and to purchase and maintain insurance for officers, directors, employees, and agents of this corporation or of another enterprise if such are serving at the request of this corporation, against liability asserted against them and incurred in any such capacity or arising out of their status as such, to the fullest extent now or hereafter permitted by law.~~

~~H.~~	~~To take written action signed by two-thirds (2/3rd’s) of the entire Board of Directors. (See 302A.239)~~

~~I.~~

~~By two-thirds (2/3rd’s) affirmative vote of the Board, to designate two or more of its members to constitute an executive committee, which, to the extent determined by the Board, shall have and exercise the authority of the Board in the management of the business of the corporation;~~

~~J.~~	~~To make and carry into effect acquisitions of all types and descriptions, subject only to the provisions of these Restated Articles of Incorporation and By-Laws of this corporation;~~

~~K.~~	~~In addition, to exercise all powers and to do such acts that may be exercised or done by this corporation and authorized under these Restated Articles of Incorporation.~~

~~L)~~	~~Anti-Greenmail~~

	~~1.)~~	~~Vote Required:~~

~~Except as set forth in L.2.) herein, in addition to any affirmative vote of the Stockholders required by the Restated Articles of Incorporation or law, any direct or indirect purchase or agreement to purchase or the otherwise acquisition by the Corporation or any Subsidiary of any Equity Security (as defined herein) from any Interested Person (as defined herein) who has Owned or Beneficially Owned (as defined herein) such Equity Security for less than three years prior to the date of such direct or indirect purchase or agreement to purchase or the otherwise acquisition thereof by the Corporation or any Subsidiary, shall require the affirmative vote of two-thirds (2/3rd’s) of all the shares voting on this issue, of the aggregate voting power of the Outstanding Common Shares and the Outstanding $50.00 par value Cumulative Preferred Shares and the Outstanding $1.00 par value Preferred Shares all voting together and for this purpose considered one class, Shareholders that withhold~~

~~their vote or abstain from voting shall not be counted as voting. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or a lesser percent may be specified, by law or any agreement with any national securities exchange or otherwise.~~

~~2.)~~	~~Vote Not Required:~~

~~The provisions of section L.1.) herein shall not be applicable with respect to:~~

~~(a)~~

~~any purchase or other acquisition of Equity Securities made as part of a tender or exchange offer by the Corporation to purchase Equity Securities of the same class made on the same terms to all holders of such Equity Securities and complying with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations);~~

~~(b)~~

~~any purchase or acquisition at no more than Market Price by the Corporation made pursuant to an open market purchase program which is approved by the vote of a majority of the Directors then in office; or~~

~~(c)~~

~~any purchase or acquisition by the Corporation which is approved by the vote of a majority of the Directors then in office and which is made at no more than the Market Price (as defined in Section L.3. herein) on the date that the understanding between the Corporation and the Interested Person is reached with respect to such purchase (whether or not such purchase is made or a written agreement relating to such purchase is executed on such date), of shares of the class of Equity Security to be purchased.~~

~~3.)~~	~~Certain Definitions:~~

	~~(a)~~	~~“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 1987.~~

~~b)~~

~~“Beneficial Owner” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 and Rule 13d-5 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 1987.~~

	~~(c)~~	~~“Equity Security” shall mean any Outstanding Company security described in Section 3a11-1 of the Exchange Act, as in effect on January 1, 1987,~~

~~which is traded on a national securities exchange or NASDAQ National Market System.~~

~~(d)~~

~~“Interested Person” shall mean any person (other than the Corporation or any Subsidiary, any employee benefit plan maintained by the Corporation or any Subsidiary or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity) that is the direct or indirect Beneficial Owner of more than 3% of the Outstanding Voting Shares, and any Affiliate or Associate of any such person. For the purpose of determining whether a Person is an Interested Person, the Outstanding Voting Shares shall include unissued shares of voting stock of the Corporation of which the Interested Person is the Beneficial Owner but shall not include any other shares of voting stock of the Corporation which may be issuable pursuant to an agreement arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Person.~~

~~(e)~~

~~“Market Price” of shares of a class of Equity Security on any day shall mean the highest sale price of shares of such class of Equity Security on such day, or, if that day is not a trading day of such shares, on the trading day of such shares immediately preceding such day, on the national securities exchange or the NASDAQ National Market System on which such class of Equity Security is traded.~~

~~(f)~~

~~“Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Regulation 14C, Schedule 14C Section 14(d)(2) of the Exchange Act, as in effect on January 1, 1987.~~

~~(g)~~

~~“Subsidiary” shall mean any Company of which the Corporation owns, directly or indirectly, (i) a majority of the outstanding shares of Equity Securities of such Company or (ii) shares having a majority of the voting power of the outstanding voting stock of such Company. For the purpose of determining whether a Company is a Subsidiary, the outstanding voting stock and shares of Outstanding Equity Securities thereof shall include unissued shares of which the Corporation is the Beneficial Owner but, except for the purposes of Section L.3.(d) herein, shall not include any other shares which may be issuable pursuant to any agreement,~~

~~arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Corporation.~~

~~(h)~~	~~“Corporation/Company” shall mean the Company and its Subsidiaries.~~

ARTICLE X

~~4.)       Amendment Supersedes Minnesota Statutes.~~ Amendment of Amended and Restated Articles of Incorporation

~~The provisions of Article IX L.) supersede in all respects the Minnesota Greenmail and Anti-Greenmail Statutes as they now exist, hereafter become effective, or hereafter from time to time, may be changed, amended or supplemented.~~

~~ARTICLE X~~

          ~~Meetings of the shareholders and directors may be held outside the State of Minnesota. The books of this corporation may be kept outside the State of Minnesota at such places as may be from time to time designated by the Board of Directors or in the By-Laws of the corporation.~~

~~ARTICLE XI~~

          These Amended and Restated Articles of Incorporation shall only be amended, altered, changed, modified, added to, rescinded or repealed in whole or in part by:

~~a~~i)

~~a~~A legally submitted, properly passed resolution of the ~~Board~~board of ~~Directors~~directors or a legally proposed resolution submitted by the required voting power of the shares entitled to vote as set forth in Minnesota Statutes ~~Annotated,~~ Chapter 302A., and

~~b~~ii)

~~its~~Its submission to a vote at a regular or special meeting of shareholders to which written notice setting forth the substance of the proposed amendment and the time and place of the meeting is timely given to the shareholders entitled to vote at the meeting, and

~~c~~iii)     ~~the~~The approval of said resolution by the shareholders upon the affirmative vote of two-thirds ~~(2/3rd’s) of all the shares voting on this issue, of the aggregate voting power of the outstanding Common Shares and the outstanding $50.00 Par Cumulative Preferred Shares and the outstanding $1.00 Par Value Preferred Shares voting together and for this purpose considered one class. Shareholders that withhold their vote or abstain from voting shall not be counted as voting~~of the voting power of the shares present and entitled to vote.

*.*.*

~~ARTICLE XII~~

          ~~These amended and restated Articles restate the Articles in their entirety and supercede the original Articles and all amendments and restatements of them. These Restated Articles are effective when filed with the Secretary of the State of Minnesota.~~

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Notice of 2010
Annual Meeting
and
Proxy Statement

FLEXSTEEL INDUSTRIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

Monday, December 6, 2010 2:00 p.m.

Hilton Minneapolis 1001 Marquette Avenue Minneapolis, MN 55403

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held December 6, 2010.

The undersigned, a shareholder of Flexsteel Industries, Inc., hereby appoints Ronald J. Klosterman and Thomas E. Holloran, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote at the Annual Meeting of the Shareholders of Flexsteel Industries, Inc., to be held on Monday, December 6, 2010 at 2:00 P.M. at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, and at any adjournments or postponements thereof as follows.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, 5, 6 and 7.

1.

To elect three (3) Class III Directors to serve until the year 2013 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal or termination.

			☐	Vote FOR	☐	Vote WITHHELD
Jeffrey T. Bertsch	Lynn J. Davis	Eric S. Rangen		all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	A proposal to amend Article IV of the 1983 Restated Articles of Incorporation regarding authorized capital.	☐	For	☐	Against	☐	Abstain

3.	A proposal to amend Article V of the 1983 Restated Articles of Incorporation regarding notice of nominations to the Board of Directors and indemnification.	☐	For	☐	Against	☐	Abstain

4.	A proposal to delete Article VII of the 1983 Restated Articles of Incorporation regarding actions requiring shareholder approval.	☐	For	☐	Against	☐	Abstain

5.

A proposal to delete Article IX of the 1983 Restated Articles of Incorporation regarding actions authorized to be taken by the Board of Directors without shareholder approval and certain other actions.

		☐	For	☐	Against	☐	Abstain

6.	A proposal to authorize the Board of Directors to act by less than unanimous written consent when permitted by law.	☐	For	☐	Against	☐	Abstain

7.	A proposal to amend and restate the 1983 Restated Articles of Incorporation to make certain other changes to conform the Company’s Articles of Incorporation to the Minnesota Business Corporation Act.	☐	For	☐	Against	☐	Abstain

In their discretion to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof, UNLESS THE SHAREHOLDER LINES OR CROSSES OUT THIS AUTHORITY.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND THE GRANT OF AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF WILL NOT BE CROSSED OUT. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES TO VOTE SUCH SHARES HERETOFORE GIVEN.

Date ________________________

Signature(s) in Box

Signature of shareholder shall correspond exactly with the name appearing hereon. If a joint account, each owner must sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, give your full title as such.